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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 4, 2004


                              Compuware Corporation
             (Exact name of registrant as specified in its charter)


                                    Michigan
                 (State or other jurisdiction of incorporation)


       000-20900                                           38-2007430

(Commission File Number)                       (IRS Employer Identification No.)

                   One Campus Martius, Detroit, MI 48226-5099
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: (313)227-7300

                                 Not Applicable
          (Former name or former address, if changed since last report)





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Item 9:  Regulation FD Disclosure.

         On April 28, 2004, Compuware announced that it had signed a definitive agreement to acquire privately held Changepoint Corporation ("Changepoint") for $100 million in cash. Changepoint provides global services organizations and corporate IT departments with business process automation software to improve efficiency and provide total visibility into operations, enabling the proactive management of operational and employee performance. On May 4, 2004, Compuware closed the transaction to acquire Changepoint.

         The information furnished in this Item 9 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 4, 2004                              COMPUWARE CORPORATION



                                         By:      /s/ Laura L. Fournier
                                             -----------------------------------

                                         Laura L. Fournier
                                         Senior Vice President
                                         Chief Financial Officer













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